Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ready Mix, Inc.
As independent registered certified public accountants, we hereby consent to the incorporation by reference in the S-8 registration statement of our report dated February 21, 2008, included in the Company’s Form 10-K for the year ended December 31, 2007 and to all references to our firm included in this registration statement.
Phoenix, Arizona
March 12, 2008
INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE